                                                                    EXHIBIT 1.01


                                2,000,000 SHARES

                    EASYLINK INFORMATION TECHNOLOGY CO., LTD.
                      (a British Virgin Island corporation)

                                  COMMON STOCK
                                 (No Par Value)


                             UNDERWRITING AGREEMENT


                                                             October   , 2001
                                                                     --


Spencer Edwards Investments, Inc.
6041 South Syracuse, Suite 305
Englewood, CO 80111


Ladies and Gentlemen:

         Easylink Information Technology Co., Ltd. (the "Company") confirms its agreement with you as the underwriter ("you" or the "Underwriter") with respect to the sale by the Company of up to 2,000,000 shares of its Common Stock, no par value (shares of which class of stock of the Company are hereinafter referred to as the "Common Stock"), and the employment of the Underwriter as the exclusive agent for the Company to offer and sell to the public a minimum of 1,000,000 shares on a "all-or-nothing, best efforts" basis, and an additional 1,000,000 shares on a "best efforts" basis. The aforesaid 2,000,000 shares of Common Stock are collectively hereinafter called the "Shares".

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (Registration No. __________) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933 (the "1933 Act") and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, a copy of each of which heretofore has been delivered to you. The registration statement, as amended, (including exhibits previously filed or filed therewith) and the amended prospectus on file with the Commission at the time the registration statement becomes effective are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if the prospectus filed by the Company pursuant to the Rule 424(b) under the 1933 Act differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is transmitted to the Commission for filing.

         The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective.


                                    SECTION 1

                         REPRESENTATIONS AND WARRANTIES

                  (a) The Company represents and warrants to you as follows:

                           (i) At the time the Registration Statement becomes
                  effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations") and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time the Registration Statement becomes effective (unless the term "Prospectus" refers to the Rule 424(b) prospectus, in which case at the time it is transmitted to the Commission for filing), and at the Closing Time referred to in Section 2 and at the Date of Delivery referred to in Section 2, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus.

                           (ii) The accountants who certified the financial
                  statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iii) The financial statements and supporting
                  schedules included in the Registration Statement present fairly the financial position of the Company as at the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                           (iv) Since the respective dates as of which
                  information is given in the Registration Statement, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, properties, or business of the Company, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business, and (C) there has been no dividend or distribution of any kind declared, paid, or made by the Company on its capital stock.

                           (v) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the British Virgin Islands with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have a material and adverse effect on the earnings, properties, or business of the Company.

                           (vi) Except as described in the Registration
                  Statement, the Company does not have any subsidiaries and does not own any equity investment in any other corporation, partnership, joint venture, or other entity.

                           (vii) The authorized, issued, and outstanding capital
                  stock of the Company is as set forth in the Registration Statement under "Capitalization"; the shares of issued and outstanding capital stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized for issuance and sale to members of the public pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in Section 2 hereof, will be validly issued and fully paid and non- assessable; the Common Stock and the Preferred Stock conform to all the statements relating thereto contained in the Registration Statement; and the issuance of the Shares is not subject to preemptive rights.

                           (viii) This Agreement has been duly and validly
                  authorized and has been duly executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of the creditor's rights.

                           (ix) The Company has good and marketable title to all
                  properties, licenses, and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, or restrictions, except such as are described or referred to in the Prospectus or are not materially significant or important in relation to the business of the Company; all of the leases or subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Company is not in default in any material respect in respect of any of the terms or provisions of any of such leases or subleases, and to the best of the Company's knowledge, no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee, or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's rights to the continued possession of the leased or subleased premises or assets under any such lease or sublease.

                           (x) To the best of the Company's knowledge, no labor
                  disturbance by the employees of the Company exists or is imminent which might be expected to materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                           (xi) The Company is not in violation of its charter
                  documents or by-laws or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material bond, debenture, note, or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture, or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound; and the execution and delivery of this Agreement and the Warrant Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the charter documents or by-laws of the Company or any material bond, debenture, contract, indenture, mortgage, loan agreement, lease, joint venture, or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound, or result in any material violation by the Company of any law, administrative regulation, or court decree.

                           (xii) Except as set forth in the Registration
                  Statement, there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or earnings of the Company.

                           (xiii) There are no contracts or documents of the
                  Company which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been previously filed or filed as exhibits to the Registration Statement; each contract to which the Company is a party and which has been previously filed or filed as an exhibit to the Registration Statement is in full force and effect or has terminated in accordance with its terms or as set forth in the Registration Statement; and no party to any such contract has given notice of the cancellation or breach of, or its intention to cancel or declare a breach of, any such contract and to the best of the Company's knowledge no party to any such contract intends to cancel or declare a breach of any such contract.

                           (xiv) The Company owns or possesses, or can acquire
                  on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, proprietary information, and trade names, government permits and copyrights necessary to conduct the business now operated by it. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, proprietary information, trade names or copyrights owned by or licensed to the Company, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                           (xv) The Company has not received any notice of
                  proceedings relating to the revocation or modification of any franchises which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                           (xvi) Except as set forth in the Registration
                  Statement, the Company maintains property, damage and products liability insurance, which is in full force and effect, of the types which the Company believes is in line with insurance maintained by similar companies and businesses.

                           (xvii) There are no outstanding claims for services
                  either in the nature of a finder's fee, brokerage fee, or otherwise with respect to this financing for which the Company or the Underwriter may be responsible.

                           (xiii) The Company has not taken, and will not take,
                  directly or indirectly, any action designed to constitute or which has constituted or which might be reasonably expected to cause or result in the stabilization of the price of the Common Stock or a violation of Rule 10b-6 under the Securities Exchange Act of 1934 (the "1934 Act") or in a manipulation of the price of any security issued by the Company.

                  (b) Any certificate required to be signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.


                                    SECTION 2

                   SALE AND DELIVERY OF UNDERWRITERS; CLOSING

         On the basis of the representation and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to employ you as its exclusive agent to sell to the public the first 1,000,000 Shares (the "Initial Shares") on an all-or-nothing, best efforts basis and you agree to use your bests efforts as exclusive agent for the Company to sell to the public such Initial Shares on an all or nothing basis.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to employ you as its exclusive agent to sell to the public the remaining 1,000,000 Shares (the "Additional Shares"), on a best efforts basis and you agree to use your best efforts as exclusive agent for the Company to sell to the public the Additional Shares. The time and date of delivery of the Additional Shares shall be determined by you ("the Date of Delivery") but shall not be earlier than the first, nor later than the fifteenth full business day after the completion of the sale of the Additional Shares, nor in any event prior to Closing Time as hereinafter defined.

         The agency between you and the Company shall continue until all of the Shares are sold or until 90 days after the effective date of the Registration Statement, whichever event first occurs. This period may be extended up to an additional 30 days if mutually agreed upon by you and the Company. Prior to the termination of the agency, all proceeds received from the sale of the Shares will be transmitted to an escrow account entitled "Key Bank-Reng Bang Escrow Account" with Key Bank, Denver, Colorado in accordance with Rule 15c2-4 under the 1934 Act. If all of the Initial Shares are not sold following 90 days after the effective date of the Registration Statement (or up to an additional 30 days if mutually agreed upon in writing by you and the Company), all proceeds received from the sale of the Initial Shares will be returned to the respective purchasers in accordance with Rule 10b-9 under the 1934 Act.


         The initial public offering price shall be $5.00 per share and you shall receive a commission of $0.30 for each Share sold, which amount shall be deducted from the proceeds payable to the Company pursuant to the provisions of this Section.

         Payment of the purchase price for, and delivery of certificates for, the Initial Shares to be purchased by members of the public (and any Additional Shares that may have, at the time, been purchased) shall be made at the office of Spencer Edwards Investments, Inc., in Englewood, Colorado, or at such other place as shall be agreed upon by you and the Company, at 10:00 a.m., on a date to be designated by you which shall be not later than ten (10) business days following the date all of the Initial Shares are sold (such time and date of payment and delivery being herein called "Closing Time") which in no event shall be later than the Date of Delivery. In addition, in the event that any or all of the

Additional Shares are purchased by members of the public, payment of the purchase price for, and delivery of certificates for, the Additional Shares not paid for and delivered at Closing Time shall be made at the above-mentioned office of Spencer Edwards Investments, Inc., on the Date of Delivery which shall be no later than fifteen days following the termination of the agency established hereunder. Payment shall be made to the Company of an amount equal to the initial public offering price less the commission payable to you multiplied by the number of Shares sold on behalf of the Company; provided, however, that no payment shall be made unless and until all of the Initial Shares are sold. Payment shall be made to the Company by certified or official bank check or checks in Denver Clearing House or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the purchasers of the Shares of certificates for the Shares to be purchased by them. Certificates for the Initial Shares and the Additional Shares shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Time in the case of the Initial Shares and at least two days before the Date of Delivery in the case of the Additional Shares. The certificates for the Initial Shares and the Additional Shares will be made available for examination and packaging by you not later than 10:00 a.m. on the last business day prior to Closing Time and the Date of Delivery, as the case may be, at the offices of Spencer Edwards Investments, Inc., in Englewood, Colorado.

                                    SECTION 3

                            COVENANTS OF THE COMPANY

         The Company covenants with each Underwriter as follows:

                  (a) The Company will notify you or your counsel immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the prospectus on file at the time the Registration Statement becomes effective), and will not file any such amendment or supplement to which you or your counsel shall reasonably object.

                  (c) The Company will deliver to you as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request.

                  (d) The Company will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as each such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations and for purposes contemplated by the 1934 Act and the rules and regulations thereunder.

                  (e) If any event shall occur as a result of which it is necessary, in the opinion of your counsel, to amend the Registration Statement and the Prospectus or to supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend the Registration Statement and the Prospectus or supplement the Prospectus, as the case may be, by preparing and furnishing to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to the Registration Statement and the Prospectus (in form and substance satisfactory to your counsel), so that, as so amended or supplemented, the Registration Statement and the Prospectus, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

                  (f) The Company will endeavor, in cooperation with you and your counsel, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States and foreign jurisdictions as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares. The Company shall not, however, be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified except as may be required by the laws of the State of New York. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which such securities have been qualified as above provided.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent public accountants unless required by the 1933 Act or the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  (h) The Company will for a period of five years from the effective date of the Registration Statement furnish directly to you, as soon as the same shall be sent to the Company's shareholders, copies of any annual or interim reports of the Company to its shareholders, and it will, for the same period, also furnish you with the following:


                           (i) Concurrently with furnishing to the Company's
                  shareholders one copy of the annual independent accountants' report, including therein the accountants' certificate, the consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, operations, retained earnings, and changes in financial position;

                           (ii) copies of any report, application, or document
                  which the Company shall file with the Commission, the National Association of Securities Dealers Automated Quotation System (NASDAQ), or any securities exchange;

                           (iii) copies of any press releases disseminated to
                  the public; and,

                           (iv) as soon as the same shall be sent to the
                  shareholders, each communication which shall be sent to the shareholders as a class.

                  (i) The Company will apply the net proceeds from the sale of the Shares sold by it hereunder for the purposes set forth under "Use of Proceeds" in the Prospectus in substantially the amounts indicated thereunder.

                  (j) The Company will comply with the safeguards proposed for transient investment companies as set forth in Rule 3a-2 of the Investment Company Act of 1940 for temporary exclusion from its requirements.

                  (k) For a period of twenty-four (24) months beginning on the effective date of the Registration Statement, the Company will not, and will not permit any of its subsidiaries to, issue any shares of Common Stock to any person or any warrants, option, or other rights to purchase or acquire any shares of Common Stock to any officer, director, or principal shareholder of the Company or any affiliate or associate thereof except with your prior written consent, such consent not to be unreasonably withheld.

                  (l) For a period of thirty (30) days beginning on the effective date of the Registration Statement, the Company will not hold any discussion with any member of the news media nor release any information or other publicity about itself, its properties, or its management without your prior written consent and prior notification to your counsel.

                  (m) The Company will not retain any NASD member within a period of twelve (12) months after the sale of Shares hereunder, to act as a finder or consultant for purposes of locating a merger/acquisition candidate.

                  (n) The Company undertakes not to retain any person or entity to conduct a search, or to assist in the conduct of the Company's search, for merger/acquisition candidates, without providing you with thirty days notification and sufficient information to permit you to respond to the NASD with respect to such retention.

                  (o) The Company will prepare and file with the Commission a report on Form SR in accordance with the 1933 Act regulations and will supply copies of the Form SR, and any amendments or supplements thereto, to you and your counsel within five days of its filing with the Commission.

                  (p) If not accomplished as of the effective date, within 30 days following the Closing Time, the Company will register its equity securities under Section 12(g) of the 1934 Act, will use its best efforts to cause the Registration Statement to become effective, and will supply copies of the Form 8-A, and any amendments or supplements thereto, to you and your counsel within five days of its filing with the Commission.

                  (q) The Company will obtain a CUSIP number for its Common Stock by the first day for trading of the Shares. The Company will use its best efforts to have the Shares listed on NASDAQ on the first day of trading of the Shares with a NASDAQ symbol mutually agreeable to you and the Company. For as long as the Common Stock is registered under the 1934 Act, the Company will comply in all material respects with the 1934 Act and the rules and regulations thereunder and will hold an annual meeting of shareholders for the election of directors within 180 days following the end of the Company's fiscal year.

                  (r) Within 10 days following the Closing Time, the Company will apply for listing on Moody's Over-the-Counter Industrial Manual and Standard & Poor's Corporation Description Manual.

                  (s) The Company shall retain a transfer agent satisfactory to you to transfer the shares of Common Stock.

                  (t) Within 90 days following the Closing Time, the Company will at its expense prepare for you and your counsel three bound volumes of the offering documents.

                                    SECTION 4

                               PAYMENT OF EXPENSES

                  (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement and the Selected Dealers Agreement, (ii)the issuance and delivery of the Shares including stock transfer taxes, if any, payable upon sale and transfer of the Shares to the public purchasers thereof,
         (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the expenses in connection with the qualification of the Shares under all applicable securities laws in accordance with the provisions of Sections 3(f), including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (v)the printing and delivery to you of copies of the Registration Statement and all amendments thereto, of the preliminary prospectuses, and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi)the printing and delivery to the Underwriter of copies of the Blue Sky Survey, (vii) the fee of the National Association of Securities Dealers, Inc., and (viii) the listing fees of NASDAQ.

                  (b) The Company has previously paid to you a non-refundable advance payment of $25,000.00. If this Agreement is terminated for any reason, you shall retain such advance payment.




                                    SECTION 5

                     CONDITIONS OF UNDERWRITERS' OBLIGATIONS

         The obligations of the Underwriter hereunder is subject to the accuracy of the representations and warranties of the Company of its obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 p.m., Washington, D.C. time, on the date hereof, or with your consent, at a later time and date not later, however, than 5:30 p.m., Washington, D.C. time, on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriter; and at Closing Time and the Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (b) At Closing Time you shall have received the favorable opinion, dated as of Closing Time, of Gary A. Agron, Esq, counsel for the Company, and such other foreign counsel for the Company as you may require, in form and substance satisfactory to your counsel, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (ii) The Company has corporate power and authority to
                  own, lease, and operate its properties and conduct its business as described in the Registration Statement.

                           (iii) The Company is duly qualified as a foreign
                  corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except for such jurisdictions in which the failure to qualify in the aggregate would not have a materially adverse effect on the earnings, business or properties of the Company.

                           (iv) The Company does not have any subsidiaries and
                  does not own any equity investment in any other corporation, partnership, joint venture, or other entity.

                           (v) The authorized, issued, and outstanding capital
                  stock of the Company is as set forth in the Registration Statement under "Capitalization" and the shares of issued and outstanding Common and Preferred Stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable.

                           (vi) The Shares have been duly authorized for
                  issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in Section 2 hereof, will be validly issued and fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights.

                           (vii) This Agreement has been duly and validly
                  authorized and has been duly executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of creditor's rights.

                           (viii) The Company has good and marketable title to
                  all properties, licenses, and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, or restrictions, except such as are described or referred to in the Prospectus or are not materially significant or important in relation to the business of the Company; all of the leases or subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and nothing has come to their attention that would lead them to believe the Company is in default in any material respect in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee, or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's rights to he continued possession of the leased or subleased premises or assets under any such lease or sublease.

                           (ix) The execution and delivery of this Agreement and
                  the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any contract, indenture, mortgage, loan agreement, note, lease, or other instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which it may be bound, or any or court decree known to such counsel or any law or administrative regulation.

                           (x) The Registration Statement is effective under the
                  1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                           (xi) At the time the Registration Statement became
                  effective, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           (xii) Nothing has come to their attention that would
                  lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time the Registration Statement became effective (unless the term "Prospectus" refers to the Rule 424(b) prospectus, in which case at the time it was mailed to the Commission for filing) or at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made not misleading.

                           (xiii) There are no contracts, indentures, mortgages,
                  loan agreements, notes, leases, or other instruments known to such counsel that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are accurate, and to such counsel's knowledge no default exists in the due performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, indenture, loan agreement, note, lease, or other instrument so described, referred to, filed or incorporated by reference.

                           (xiv) Except as set forth in the Registration
                  Statement and Prospectus, such counsel does not know of any action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, threatened against or affecting, the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or earnings of the Company, or might materially and adversely affect the properties or assets thereof.

                           (xv) The Common and Preferred Stock conform to the
                  description thereof contained in the Registration Statement, and the certificates used to evidence the Common Stock are in due and proper form.

                           (xvi) No authorization, approval or consent of any
                  court or governmental authority or agency is required in connection with the sale of the Shares to the purchasers thereof, except as may be required under the 1933 Act and state securities or Blue Sky laws.

                  (c) At Closing Time there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, business, or properties of the Company, whether or not arising in the ordinary course of business, and you shall have received a certificate from each of the Chief Executive Officer, President, Secretary, and Vice President of Finance of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
         (ii) that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of the execution of this Agreement, you shall have received from Moores Rowland, Hong Kong, independent auditors a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the answer to Item 13 of the Registration Statement is correct insofar as it related to them;
         (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited condensed financial statements and supporting schedules of the Company as of June 30, 2001, and June 30, 2000, and for the six month periods ended as of these dates and for the period from January 1, 1996 through December 31, 1997, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with the audited financial statements included in the Registration Statement, or (B) during the period from June 30, 2001, to a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock or funded debt of the Company, or any decrease in consolidated net current assets, net assets, or stockholders' equity as compared with the amounts shown in the June 30, 2001, balance sheet or any decrease, as compared with the corresponding period in the preceding year, in total revenues or total or per share amounts of earnings of the Company in each case except as set forth or contemplated in the Registration Statement; and (iv) they have read in the Registration

         Statement the information under "Prospectus Summary - the Offering," "Prospectus Summary - Summary Financial Information," "Use of Proceeds," "Capitalization," "Dilution," "Managements Discussion and Analysis," "Business" and "Management - Executive Compensation" and the notes thereto and other information specified by you and have performed the procedures set forth in detail in such letter and found such amounts or information to be in agreement with the relevant accounting and financial records of the Company.


                  (e) At Closing time you shall have received from Moores Rowland, Hong Kong, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                  (f) At Closing Time your counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and your counsel.

                  (g) At the time of execution of this Agreement, you shall have received a certificate in a form satisfactory to your counsel executed by the President of the Company and all of the Board of Directors, attesting to the fact that each has read the Registration Statement and that it does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make a statement therein not misleading.

                  (h) At Closing Time you shall have received a certificate, dated the Closing Time, of the President and all of the Board of Directors confirming that the certificate delivered pursuant to Section 6(g) hereof remains true as of the Closing Time.

                  (i) In the event any or all of the Additional Shares are sold as provided in Section 2 hereof, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company shall be true and correct as of the Date of Delivery, and you shall have received:

                           (1) A certificate dated as of the Date of Delivery,
                  from each of the Chief Executive Officer, President, Secretary, and Vice-President of Finance of the Company, confirming that the certificate of such officers delivered at Closing Time pursuant to Section 6(c) hereof remains true as of the Date of Delivery;

                           (2) The favorable opinion of Gary A. Agron, Esq.,
                  counsel to the Company, in form and substance satisfactory to your counsel dated the Date of Delivery, relating to the Additional Shares and otherwise to the same effect as the opinion required by Section 6(b);

                           (3) A letter from Moores Rowland, Hong Kong, in form
                  and substance satisfactory to you and dated the Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 6(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(i) shall be a date not more than five days prior to the Date of Delivery;

                           (4) A certificate, dated the Date of Delivery, of the
                  President and all of the Board of Directors confirming that the certificate delivered pursuant to Section 6(g) hereof remains true as of the Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by written notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

                                    SECTION 6

                                 INDEMNIFICATION

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 or the 1933 Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage, and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or the Prospectus or any amendment or supplement);

                           (ii) against any and all loss, liability, claim,
                  damage, and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                           (iii) against any and all expense whatsoever
                  (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                           (b) The Underwriter agrees to indemnify and hold
                  harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage, and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (of any amendment thereto) or any preliminary prospectus or the Prospectus or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                           (c) Each indemnified party shall give prompt notice
                  to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                    SECTION 7

                                  CONTRIBUTION

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the Underwriters or the Company although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the

Company and the Underwriter in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the shares and the relative fault of the Company and the Underwriter in connection with the statement or omissions which resulted in such loss, liability, claim, damages, or expense as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deductions for expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriter. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                                    SECTION 8

                   REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

                               TO SURVIVE DELIVERY

         All representations, warranties, and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the purchasers thereof.

                                    SECTION 9

                            TERMINATION OF AGREEMENT

                  (a) You, by notice to the Company, or the Company by notice to you, may terminate this Agreement without cause at any time prior to the earlier of (i) the time the Shares are released by you for sale to the public, or (ii) 11:30 a.m.,

         Washington D.C. time, on the first business day following the date on which the Registration Statement becomes effective.

                  (b) You may also terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company or in the earnings, business or properties of the Company and its Subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment impracticable to market the Shares or enforce contracts for the sale of the Shares or
         (iii) if trading in the Common Stock has been suspended by the Commission, of if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or any state authorities.

                  (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party.

                                   SECTION 10

                                     NOTICE

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by registered mail or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at Spencer Edwards Investments, Inc., 6041 South Syracuse, Suite 305, Englewood, Colorado 80111; notices to the Company shall be directed to 300 4F-3, No. 6, Lane 99 Pudling Road, Hsin Chu, Taiwan, Republic of China.

                                   SECTION 11

                                     PARTIES

         This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their legal respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

                                   SECTION 12

                                  GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Colorado.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement Between you and us in accordance with its terms.




                                                Very truly yours,


                                                EASYLINK INFORMATION TECHNOLOGY
                                                CO., LTD


                                                By
                                                   ---------------------------
                                                   Li-Lung Chen, Chief
                                                   Executive Officer

Confirmed and Accepted,
as of the date first above
written:


SPENCER EDWARDS INVESTMENTS, INC.


By:
   -----------------------------
   Edward Price, President